NEWS RELEASE

ASTEC REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth Quarter and Full Year 2023 Overview (all comparisons are made to the corresponding prior year fourth quarter or prior year, as applicable):

•Net sales decreased 3.6% to $337.2 million in the quarter. Full year net sales increased 5.0% to $1.3 billion.
•Gross margin of 26.4% increased 610 basis points in the quarter. Full year gross margin of 24.7% increased 400 basis points.
•Diluted EPS of $0.65 compared to $(0.04) in the quarter; Adjusted EPS of $0.90 compared to $0.34 in the quarter.
•Full year diluted EPS of $1.47 compared to $0.00; full year Adjusted EPS of $2.67 compared to $1.23.
•Backlog of $569.8 million as of December 31, 2023 continued to normalize from $969.0 million peak at September 30, 2022.
•Implied orders increased 27.6% sequentially from the third quarter.

CHATTANOOGA, Tenn. (February 28, 2024) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the fourth quarter and full year ended December 31, 2023.

"Our solid fourth quarter results conclude a year of progress on our key strategic and operational initiatives. We were able to deliver full-year net sales growth, continued operating margin enhancement and increased earnings per share," said Jaco van der Merwe, Chief Executive Officer. "While total net sales for the quarter were down slightly in Materials Solutions and international markets, we were pleased to deliver net sales growth in Infrastructure Solutions due to strength in parts and equipment sales for asphalt and concrete plants. Our backlog remains healthy with positive momentum in implied orders and conversion of backlog to sales. Gross margin expanded in excess of 600 basis points as we continue to leverage our OneASTEC operating model and remain laser focused on improved execution." Mr. van der Merwe continued, "Looking ahead, we anticipate continued strong demand for asphalt road building and concrete production equipment as spending from the multi-year Federal Highway Bill begins to accelerate. We continue to execute our Simplify, Focus and Grow strategy, with emphasis on top line growth through expansion of our aftermarket and exciting new products, continued margin improvements, and free cash flow generation through working capital improvements. The progress made in 2023 is a testament to the dedication and hard work of our employees. We are confident we have the right foundation in place to capitalize on the opportunities ahead."

(in millions, except per share and percentage data)	4Q 2023	4Q 2022	Change		FY 2023	FY 2022	Change
Net sales	$337.2	$349.9	(3.6)%		$1,338.2	$1,274.5	5.0%
Domestic sales	286.1	282.0	1.5%		1,083.4	1,014.3	6.8%
International sales	51.1	67.9	(24.7)%		254.8	260.2	(2.1)%
Backlog	569.8	912.7	(37.6)%		569.8	912.7	(37.6)%
Domestic backlog	450.1	773.3	(41.8)%		450.1	773.3	(41.8)%
International backlog	119.7	139.4	(14.1)%		119.7	139.4	(14.1)%
Income from operations	18.9	3.3	472.7%		48.6	7.5	548.0%
Operating margin	5.6%	0.9%	470	bps	3.6%	0.6%	300	bps
Effective tax rate	14.9%	144.8%	(12,990)	bps	21.3%	113.6%	(9,230)	bps
Net income (loss) attributable to controlling interest	14.9	(1.0)	1,590.0%		33.5	(0.1)	33,600.0%
Diluted EPS	0.65	(0.04)	1,725.0%		1.47	—	100.0%

Adjusted (Non-GAAP)
Adjusted income from operations	26.3	14.7	78.9%		84.1	44.0	91.1%
Adjusted operating margin	7.8%	4.2%	360	bps	6.3%	3.5%	280	bps
Adjusted effective tax rate	17.3%	47.6%	(3,030)	bps	22.1%	32.8%	(1,070)	bps
Adjusted net income attributable to controlling interest	20.6	7.8	164.1%		60.8	28.0	117.1%
Adjusted EPS	0.90	0.34	164.7%		2.67	1.23	117.1%
Adjusted EBITDA	32.6	22.2	46.8%		110.0	70.8	55.4%
Adjusted EBITDA margin	9.7%	6.3%	340	bps	8.2%	5.6%	260	bps
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

All comparisons are made to the prior year fourth quarter:
•Net sales decreased slightly due primarily to a decline in international sales related to softer demand. This was partially offset by an increase in domestic sales, as healthy demand resulted in strong parts sales and an order rate uptick.
•Our backlog remains healthy as enhanced operations management supported efforts to convert backlog to sales and fourth quarter implied order rates increased sequentially from the third quarter of 2023. Order patterns, interest rates and parts demand continue to contribute to a dynamic environment as we progress on backlog conversion.
•Operating margin increased 470 basis points due to higher gross margin on price realization and manufacturing efficiencies, which partially offset increased selling, general and administrative expenses due to anticipated higher personnel-related and project costs.
•The Company continued to make progress on its multi-year phased ERP implementation as part of the transformation to drive sustainable profitability. In 2023, we successfully converted the operations of one of our major manufacturing facilities and our corporate operations and made meaningful progress on implementation at two of our other locations slated to go-live at the end of the first quarter of 2024.
•Adjusted net income and Adjusted EPS exclude $5.7 million and $0.25, respectively, of incremental costs, net of tax, primarily driven by our transformation program initiatives to optimize our Company for long term value creation.
•Federal Highway and pavement contract awards increased 8.6% year-over-year at December 2023, according to the American Road and Transportation Builders Association, as funding for the Federal Highway Bill continues to be deployed.

Segments Results

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $240.0 million increased 0.7% as domestic sales offset softness in international demand.
•Segment Operating Adjusted EBITDA of $35.3 million compared to $23.1 million for the same period in the prior year.
•Segment Operating Adjusted EBITDA margin of 14.7% increased 500 basis points due to higher gross margin driven by net positive volume and mix, price realization outpacing inflation and manufacturing efficiencies partially offset by higher selling, general and administrative personnel costs.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $95.4 million decreased by 13.1% primarily due to softer demand.
•Segment Operating Adjusted EBITDA of $8.9 million decreased 8.2%.
•Segment Operating Adjusted EBITDA margin of 9.3% increased 50 basis points, driven primarily by a 440 basis point increase in gross margin due to price realization and manufacturing efficiencies partially offset by lower net volume and mix, inflation and higher selling, general and administrative expenses due to increases in planned personnel costs.

Balance Sheet, Cash Flow and Liquidity
•Our total liquidity was $234.5 million, consisting of $59.8 million of cash and cash equivalents available for operating purposes and $174.7 million available for additional borrowings under our revolving credit facility.
•Net cash provided by operating activities for the year ended December 31, 2023 was $27.8 million as we took steps to improve our working capital management.
•Net cash consumed by investing activities for the year ended December 31, 2023 was $12.9 million primarily due to investments in mobile construction and crushing equipment facilities.
•Net cash used in financing activities for the year ended December 31, 2023 was $18.3 million primarily due to dividends paid and increased net repayments on credit facilities and bank loans.

Fourth Quarter Capital Allocation
•Capital expenditure investments to increase capacity and improve efficiency were $9.1 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, February 28, 2024, at 8:30 A.M. Eastern Time, to review its fourth quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, February 28, 2024 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/359393770

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until March 13, 2024 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three months and year ended December 31, 2023.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$337.2	$349.9	$1,338.2	$1,274.5
Cost of sales	248.1	278.9	1,007.4	1,010.4
Gross profit	89.1	71.0	330.8	264.1

Operating expenses:
Selling, general and administrative expenses	69.7	63.2	276.4	247.6
Restructuring, impairment and other asset charges, net	0.5	4.5	5.8	9.0
Total operating expenses	70.2	67.7	282.2	256.6
Income from operations	18.9	3.3	48.6	7.5

Other expenses, net:
Interest expense	(2.5)	(0.9)	(8.9)	(2.5)
Other income (expenses), net	1.1	0.5	3.1	(0.6)
Income before income taxes	17.5	2.9	42.8	4.4
Income tax provision	2.6	4.2	9.1	5.0
Net income (loss)	14.9	(1.3)	33.7	(0.6)
Net loss (income) attributable to noncontrolling interest	—	0.3	(0.2)	0.5
Net income (loss) attributable to controlling interest	$14.9	$(1.0)	$33.5	$(0.1)

Earnings per common share
Basic	$0.65	$(0.04)	$1.47	$—
Diluted	0.65	(0.04)	1.47	—

Weighted average shares outstanding
Basic	22,751	22,692	22,720	22,791
Diluted	22,799	22,692	22,781	22,791
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Segment net sales are reported net of intersegment sales.

	Three Months Ended December 31,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2023 Net sales	$240.0		$95.4		$1.8	$337.2
2022 Net sales	238.4		109.8		1.7	349.9
Change $	1.6		(14.4)		0.1	(12.7)
Change %	0.7%		(13.1)%		5.9%	(3.6)%

2023 Segment Operating Adjusted EBITDA	35.3		8.9		(11.4)	32.8
2022 Segment Operating Adjusted EBITDA	23.1		9.7		(10.2)	22.6
Change $	12.2		(0.8)		(1.2)	10.2
Change %	52.8%		(8.2)%		(11.8)%	45.0%

2023 Segment Operating Adjusted EBITDA Margin	14.7%		9.3%
2022 Segment Operating Adjusted EBITDA Margin	9.7%		8.8%
Change bps	500	bps	50	bps

	Year Ended December 31,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2023 Net sales	$878.8		$450.0		$9.4	$1,338.2
2022 Net sales	847.4		422.7		4.4	1,274.5
Change $	31.4		27.3		5.0	63.7
Change %	3.7%		6.5%		113.6%	5.0%

2023 Segment Operating Adjusted EBITDA	105.8		50.8		(44.9)	111.7
2022 Segment Operating Adjusted EBITDA	73.0		44.5		(46.5)	71.0
Change $	32.8		6.3		1.6	40.7
Change %	44.9%		14.2%		3.4%	57.3%

2023 Segment Operating Adjusted EBITDA Margin	12.0%		11.3%
2022 Segment Operating Adjusted EBITDA Margin	8.6%		10.5%
Change bps	340	bps	80	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives includes our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the termination of our previous Chief Executive Officer, the limited overhead restructuring action implemented in February 2023, the closing of our Tacoma location in Q1 2022 and ongoing litigation costs for our exited Enid location. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired in the second quarter of both 2023 and 2022. Additional charges in 2023 relate to manufacturing equipment determined to be impaired. Additional charges in 2022 relate to the determination that prepaid charges related to certain manufacturing equipment contracted to be constructed by a third-party vendor would not be recovered.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Transaction costs associated with the acquisition or integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations. Transaction costs primarily relate to the acquisition and integration costs associated with the acquisition of MINDS Automation Group, Inc. that was completed on April 1, 2022.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
A reconciliation of total Segment Operating Adjusted EBITDA to the Company's "Net income (loss) attributable to controlling interest" is as follows (in millions; unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change $	2023	2022	Change $
Segment Operating Adjusted EBITDA	$32.8	$22.6	$10.2	$111.7	$71.0	$40.7
Adjustments:
Transformation program	(6.7)	(6.8)	0.1	(29.2)	(25.5)	(3.7)
Restructuring and other related charges	(0.1)	(4.7)	4.6	(7.7)	(6.2)	(1.5)
Asset impairment	(0.4)	(0.1)	(0.3)	(1.2)	(3.5)	2.3
Gain on sale of property and equipment, net	—	0.3	(0.3)	3.1	0.7	2.4
Transaction costs	—	(0.1)	0.1	—	(2.0)	2.0
Interest expense, net	(1.9)	(0.6)	(1.3)	(6.8)	(1.5)	(5.3)
Depreciation and amortization	(6.0)	(7.0)	1.0	(25.6)	(27.9)	2.3
Income tax provision	(2.6)	(4.2)	1.6	(9.1)	(5.0)	(4.1)
Elimination of intercompany profit	(0.2)	(0.7)	0.5	(1.5)	(0.7)	(0.8)
Net loss (income) attributable to noncontrolling interest	—	0.3	(0.3)	(0.2)	0.5	(0.7)
Net income (loss) attributable to controlling interest	$14.9	$(1.0)	$15.9	$33.5	$(0.1)	$33.6

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$63.2	$66.0
Investments	5.7	3.9
Trade receivables, contract assets and other receivables, net	152.7	173.6
Inventories, net	455.6	393.4
Other current assets, net	42.3	59.5
Total current assets	719.5	696.4
Property, plant and equipment, net	187.6	173.6
Other long-term assets	152.2	144.4
Total assets	$1,059.3	$1,014.4

Liabilities
Current liabilities:
Accounts payable	$116.9	$107.2
Customer deposits	70.2	69.5
Other current liabilities	111.9	97.3
Total current liabilities	299.0	274.0
Long-term debt	72.0	78.1
Other long-term liabilities	34.6	35.4
Total equity	653.7	626.9
Total liabilities and equity	$1,059.3	$1,014.4

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$33.7	$(0.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25.6	27.9
Provision for credit losses	1.6	1.2
Provision for warranties	17.6	12.6
Deferred compensation benefit	(0.1)	(0.9)
Share-based compensation	4.1	6.8
Deferred tax benefit	(6.4)	(17.1)
Gain on disposition of property and equipment, net	(3.1)	(0.7)
Asset impairment charges	1.2	3.5
Amortization of debt issuance costs	0.3	—
Distributions to deferred compensation programs' participants	(1.8)	(1.0)
Change in operating assets and liabilities:
(Purchase) sale of trading securities, net	(0.3)	0.7
Receivables and other contract assets	20.5	(28.0)
Inventories	(63.0)	(96.4)
Prepaid expenses	2.2	(2.8)
Other assets	(12.8)	(16.2)
Accounts payable	7.7	25.5
Accrued loss reserves	1.4	(0.1)
Accrued employee related liabilities	8.7	4.3
Other accrued liabilities	(0.8)	2.6
Accrued product warranty	(13.1)	(11.1)
Customer deposits	1.0	9.9
Income taxes payable/prepaid	3.6	6.0
Net cash provided by (used in) operating activities	27.8	(73.9)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(17.8)
Expenditures for property and equipment	(34.1)	(40.7)
Proceeds from sale of property and equipment	20.3	5.7
Purchase of investments	(1.0)	(1.0)
Sale of investments	1.9	0.6
Net cash used in investing activities	(12.9)	(53.2)
(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from financing activities:
Payment of dividends	(11.8)	(11.2)
Proceeds from borrowings on credit facilities and bank loans	240.6	223.0
Repayments of borrowings on credit facilities and bank loans	(245.8)	(138.5)
Payment of debt issuance costs	—	(1.5)
Sale of Company stock by deferred compensation programs, net	0.3	0.2
Withholding tax paid upon vesting of share-based compensation awards	(1.6)	(1.8)
Repurchase of Company stock	—	(10.1)
Net cash (used in) provided by financing activities	(18.3)	60.1
Effect of exchange rates on cash	0.6	(1.4)
Decrease in cash, cash equivalents and restricted cash	(2.8)	(68.4)
Cash, cash equivalents and restricted cash, beginning of period	66.0	134.4
Cash, cash equivalents and restricted cash, end of period	$63.2	$66.0
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to controlling interest	$14.9	$(1.0)	$33.5	$(0.1)
Adjustments:
Transformation program	6.9	6.8	29.7	25.5
Restructuring and other related charges	0.1	4.7	7.7	6.2
Asset impairment	0.4	0.1	1.2	3.5
Gain on sale of property and equipment, net	—	(0.3)	(3.1)	(0.7)
Transaction costs	—	0.1	—	2.0
Income tax impact of adjustments	(1.7)	(2.6)	(8.2)	(8.4)
Adjusted net income attributable to controlling interest	$20.6	$7.8	$60.8	$28.0

Diluted EPS	$0.65	$(0.04)	$1.47	$—
Adjustments:
Transformation program	0.30	0.30	1.30	1.12
Restructuring and other related charges (a)	—	0.20	0.35	0.27
Asset impairment	0.02	—	0.05	0.15
Gain on sale of property and equipment, net	—	(0.01)	(0.14)	(0.03)
Transaction costs	—	—	—	0.09
Income tax impact of adjustments	(0.07)	(0.11)	(0.36)	(0.37)
Adjusted EPS	$0.90	$0.34	$2.67	$1.23

(a) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$337.2	$349.9	$1,338.2	$1,274.5

Net income (loss) attributable to controlling interest	$14.9	$(1.0)	$33.5	$(0.1)
Interest expense, net	1.9	0.6	6.8	1.5
Depreciation and amortization	6.0	7.0	25.6	27.9
Income tax provision	2.6	4.2	9.1	5.0
EBITDA	25.4	10.8	75.0	34.3
EBITDA margin	7.5%	3.1%	5.6%	2.7%

Adjustments:
Transformation program	6.7	6.8	29.2	25.5
Restructuring and other related charges	0.1	4.7	7.7	6.2
Asset impairment	0.4	0.1	1.2	3.5
Gain on sale of property and equipment, net	—	(0.3)	(3.1)	(0.7)
Transaction costs	—	0.1	—	2.0
Adjusted EBITDA	$32.6	$22.2	$110.0	$70.8
Adjusted EBITDA margin	9.7%	6.3%	8.2%	5.6%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com